Exhibit 4.7

GMAC COMMERCIAL CREDIT LLC - STEINWAY MUSICAL INSTRUMENTS, INC.

SIXTH AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT

JANUARY 31, 2004

SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 31, 2004 (this “Amendment”), to the Existing Credit Agreement (as hereinafter defined), by and among (i) CONN-SELMER, INC., f/k/a THE SELMER COMPANY, INC., a Delaware corporation, and the surviving corporation of the merger of United Musical Instruments USA, Inc. and United Musical Instruments Holdings, Inc. with and into Conn-Selmer, Inc. (“Conn-Selmer”), (ii) STEINWAY, INC., a Delaware corporation (“Steinway” and together with Conn-Selmer, the “Borrowers”), (iii) those signatories hereto and identified on Schedule I (as may be amended from time to time) as Guarantors (the “Guarantors”), (iv) the lenders (the “Lenders”) from time to time party to the Agreement (defined below) and (v) GMAC COMMERCIAL CREDIT LLC, a New York limited liability company (the “Administrative Agent”), as administrative agent for the Lenders hereunder.

RECITALS

The Borrowers, Guarantors, the Administrative Agent and the Lenders have entered into the Existing Credit Agreement, pursuant to which the Lenders are providing to the Borrowers an $85,000,000 revolving credit facility, a $22,500,000 term loan facility and a $45,000,000 term loan facility, each of which are secured by certain accounts receivable, real estate, and other collateral of Conn-Selmer and Steinway and guaranteed by the Guarantors.  The parties desire to amend certain provisions of the Existing Credit Agreement as hereinafter provided.

In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.

ARTICLE I

Definitions

1.                                       Definitions.                                  (a)  In addition to the definitions set forth in the heading and the recitals to this Amendment, the following definitions shall apply hereto:

“Agreement”:  the Existing Credit Agreement as amended, supplemented or otherwise modified from time to time up to and including this Amendment.

“Existing Credit Agreement”: the Second Amended and Restated Credit Agreement, dated as of September 14, 2000, among (i) Selmer, (ii) Steinway, (iii) UMI, (iv) the Guarantors, (v) the Lenders and (vi) the Administrative Agents as amended or otherwise modified from time to time prior to the Sixth Amendment Effective Date.

(b)                                 Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.

ARTICLE II

Representations

1.                                       Representations.  Each of the Borrowers and Guarantors hereby represents and warrants as follows:

(a)                                  It has full power, authority and legal right to enter into this Amendment and perform all of its respective obligations hereunder. The execution, delivery and performance hereof is within its powers and has been duly authorized, is not in contravention of any Requirement of Law which might have a material adverse effect upon it, the Collateral, its operations, financial condition or prospects, or in contravention of the terms of its by-laws, certificate of incorporation, declaration of trust or other documents relating to its formation, as applicable, or to the conduct of its business or of any material agreement or undertaking to which it is a party or by which it is bound, and will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien upon any of its assets under, the provisions of any agreement, charter, instrument, by-law, declaration of trust or other instrument to which it is a party or by which it or its assets may be bound.

(b)                                 It is duly organized and in good standing under the laws of its respective state of organization and it is qualified to do business and is in good standing in each jurisdiction where qualification and good standing are necessary for it to conduct its businesses and own its properties and where the failure to so qualify would have a Material Adverse Effect.

(c)                                  This Amendment has been duly executed and delivered on its behalf and this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d)                                 The conditions contained in Article IV hereof have been satisfied.

(e)                                  Each of the Loan Documents is on the date hereof in full force and effect.

(f)                                    No Default or Event of Default has occurred and is continuing.

ARTICLE III

Amendments to, and Consents Under, Existing Credit Agreement

1.                                       Schedule 2.1 to the Existing Credit Agreement is hereby deleted and replaced by Schedule 2.1 attached hereto.

2.                                       Section 9.11 of the Existing Credit Agreement allows Borrowers to repurchase up to $14,000,000 in Senior Notes in any calendar year, provided Borrowers are not in default under the Existing Credit Agreement and provided the Borrowers have at least $25,000,000 in excess availability after such purchase (the “Permitted Bond Repurchases”).  The Lenders hereby agree that Borrowers may roll the unused portion of the 2003 Permitted Bond Repurchases into 2004, thereby allowing Borrowers to repurchase up to $28,000,000 in Senior Notes in calendar year 2004, provided the conditions set forth in Section 9.11 of the Existing Credit Agreement are met.

3.                                       The Lenders hereby consent to the repurchase of 1,271,450 shares of Steinway Musical Instruments Ordinary Common  Stock held collectively by SunAmerica Life Insurance Company and SunAmerica, Inc., subsidiaries of AIG, Borrowers’ largest shareholder, in exchange for the issuance of $29,000,000 in principal amount of additional Senior Notes as permitted under the Senior Note’s Indenture.

4.                                       The Lenders hereby consent to the leasing by the Borrowers of their Nogales, Arizona facility to a third party.

5.                                       The Lenders hereby consent to an annual $250,000 contribution to Borrowers’ Supplemental Executive Retirement Plan (“SERP”) for the 2003 calendar year.

6.                                       The Lenders hereby consent to the Borrowers’ transfer of funds in the form of capital contributions to Non-Guarantor Subsidiaries solely to accommodate advanced payments by such Non-Guarantor Subsidiaries to certain of the Loan Parties.

ARTICLE IV

Conditions to Effectiveness

This Sixth Amendment, and the modifications to the Existing Credit Agreement provided for herein, shall become effective on the date (the “Sixth Amendment Effective Date”) on which all of the following conditions have been (or are concurrently being) satisfied:

1.                                       This Sixth Amendment shall have been duly executed and delivered by each party thereto.

2.                                       Each of the representations and warranties made by the Borrowers and Guarantors in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Sixth Amendment Effective Date as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

3.                                       No Default or Event of Default shall have occurred and be continuing.

4.                                       All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Existing Credit Agreement and this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

5.                                       The Borrowers’ pay to the Administrative Agent, on behalf of the Lenders, an Amendment Fee equal to $50,000.

ARTICLE V

Miscellaneous

1.                                       No Other Amendments; Confirmation.  Except as expressly amended, modified and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect.

2.                                       Affirmation by Loan Parties.  Each Loan Party hereby reaffirms its obligations under the Loan Documents executed by such Loan Party.

3.                                       Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

(b)                                 This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with each of the Borrowers and the Administrative Agent, as the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

CONN-SELMER, INC.,
Borrower

By	/s/ Dennis M. Hanson
Title: Executive Vice President

STEINWAY, INC.,
Borrower

By	/s/ Dennis M. Hanson
Title: Executive Vice President

GMAC COMMERCIAL CREDIT LLC,
as Administrative Agent

By	/s/ Daniel Manella

Title:  Senior Vice President

GMAC COMMERCIAL CREDIT LLC,
as Lender

By	/s/ Daniel Manella

Title: Senior Vice President

FLEET CAPITAL CORPORATION,
as Lender

By	/s/ Daniel P. Corcoran

Title: Senior Vice President

GUARANTY BUSINESS CREDIT
CORPORATION,
as Lender

By:	/s/ Jay J. Garcia

Title: Vice President

[Signatures continue on next page]

[Signatures continued from preceding page]

BANK OF NEW YORK,
as Lender

By
Title:

BANKNORTH, N.A.,
as Lender

By	/s/ Guy J. Simmons
Title:

LASALLE BUSINESS CREDIT, LLC
as Lender

By:	/s/ Daniel K. Clancy
Title: First Vice President

SCHEDULE I

GUARANTORS

Steinway Musical Instruments, Inc.,
Guarantor

By:	/s/ Dennis M. Hanson
Title: Senior Executive Vice President and Chief Financial Officer

800 South Street
Suite 425
Waltham, MA 02453

The Steinway Piano Company, Inc.,
Guarantor

By:	/s/ Dennis M. Hanson

Title: Executive Vice President

600 Industrial Parkway

Elkhart, IN 46516

The SMI Trust,
Guarantor

By:	/s/ Dennis M. Hanson
Title: Trustee

800 South Street
Suite 425
Waltham, MA 02453

S&B Retail, Inc.,
Guarantor

By:	/s/ Dennis M. Hanson

Title: Executive Vice President

455 Route 17 South
Paramus, New Jersey 07652

Boston Piano Company, Inc.,
Guarantor

By:	/s/ Dennis M. Hanson
Title: Executive Vice President

37-11 19th Avenue
Long Island City, NY 11105

The O.S. Kelly Company,
Guarantor

By:	/s/ Dennis M. Hanson

Title: Executive Vice President

P.O. Box 1267
318 E. North Spring Street
Springfield, OH 45503

SCHEDULE 2.1

LENDER COMMITMENTS

Term Loan A Commitment

Lender	Term Loan A Commitment

GMAC Commercial Credit LLC	$5,057,028.78
Fleet Capital Corporation	$4,262,740.54
Banknorth	$2,598,172.93
Guaranty Business Credit	$2,411,813.73
LaSalle	$1,990,243.88
The Bank of New York	$1,773,126.37

TOTAL:	$18,093,126.23

Term Loan B Commitment

Lender	Term Loan B Commitment

GMAC Commercial Credit LLC	$7,977,152.34
Fleet Capital Corporation	$6,724,211.42
Banknorth	$4,098,458.23
Guaranty Business Credit	$3,804,488.04
LaSalle	$3,139,487.50
The Bank of New York	$2,796,997.96

TOTAL:	$28,540,795.49

Revolving Credit Commitment

Lender	Revolving Credit Commitment

GMAC Commercial Credit LLC	$23,757,500.00
Fleet Capital Corporation	$20,026,000.00
Banknorth	$12,206,000.00
Guaranty Business Credit	$11,330,500.00
LaSalle	$9,350,000.00
The Bank of New York	$8,330,000.00

TOTAL:	$85,000,000.00

Total Commitment

Revolving Credit, Term Loan A, and Term Loan B		Percentage

GMAC Commercial Credit LLC	$36,791,681.12	27.95%
Fleet Capital Corporation	$31,012,951.96	23.56%
Banknorth	$18,902,631.16	14.36%
Guaranty Business Credit	$17,546,801.77	13.33%
LaSalle	$14,479,731.38	11.00%
The Bank of New York	$12,900,124.33	9.80%

TOTAL:	$131,633,921.72	100.00%